Exhibit 99.1

THIRD ADDENDUM TO
APPENDIX A OF
THIRD AMENDED AND RESTATED SERVICE AGREEMENT, AS AMENDED

This Third Addendum to Appendix A of that certain Third Amended and Restated Service Agreement, as Amended (the "Addendum") is entered into as of this 26th day of January, 2021, by and between Comenity Servicing LLC (“Servicer”), a Texas limited liability company with its principal place of business at 3075 Loyalty Circle, Columbus, OH 43219 and Comenity Bank (“Bank”), a Delaware state bank with its principal place of business at One Righter Parkway, Suite 100, Wilmington, DE 19803.

RECITALS

WHEREAS, Bank and Servicer entered into that certain Third Amended and Restated Service Agreement as of April 23, 2019, as amended on February 20, 2020 (the “Agreement”) to outsource certain data processing activities and certain other administrative and servicing functions; and

WHEREAS, Bank and Servicer desire to modify certain Performance Standards set forth in Exhibit A to the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Bank and Servicer agree as follows:

1. Performance Standards. Bank and Servicer agree to amend the Performance Standards set forth in Appendix A to the Agreement, such that certain Performance Standards are hereby amended or deleted in as set forth in further detail in Exhibit A hereto.

2. Effective Date:  The amendments and deletions to the Performance Standards, as set forth in Exhibit A hereto, shall be effective as of the first day of the month following the month in which this Addendum is executed.

3. Miscellaneous.  Capitalized terms not otherwise defined in this Addendum shall have the meanings assigned to them in the Agreement.  Other than as set forth above and in Exhibit A hereto, the parties agree that the Agreement, as amended by this Addendum, shall continue in full force and effect. The parties may execute this Addendum in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

Third Addendum to Appendix A of Third Amended
and Restated Service Agreement, as Amended
Comenity Bank/Comenity Servicing LLC

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their authorized officers effective as of the date first written above.

Comenity Servicing LLC

By:  /s/ Julie Fire
Name: Julie Fire
Title: Vice President, Delivery

Comenity Bank

By:  /s/ Ron Ostler
Name: Ron Ostler
Title: President

Third Addendum to Appendix A of Third Amended
and Restated Service Agreement, as Amended
Comenity Bank/Comenity Servicing LLC

EXHIBIT A

1.	Amendments and Additions. Set forth below are additional Performance Standards or revisions to existing Performance Standards, all of which shall be incorporated into Appendix A to the Agreement.

Service	Performance Standard	Measuring Period	Amended/ Added
Credit Management
• Provide services related to all aspects of the Bank’s credit management programs including underwriting and account management to ensure processes to identify, evaluate, mitigate, and monitor credit risk will adhere to the Bank’s established credit risk appetite, tolerances and limits, and comply with all applicable Bank credit risk management policies, strategies, and related laws and regulations.
• Ensure that key credit risk strategies are thoroughly analyzed and effectively documented, presented and approved by the Bank as required, and that credit actions adhere to the Bank credit policy and regulatory requirements.
• Prepare and deliver presentations regarding key credit risk trends, issues, exposures, effectiveness of strategies, and other information as requested by the Bank.
• Provide other Credit Risk services, as requested.

Produce client specific summary level report of key performance metrics on a monthly basis with comments for clients with A/R greater than $200MM as well as any request by the Bank for specific clients as needed.

		M	Amended
Fraud
• Provide Fraud services and platform to prevent, detect, mitigate and investigate fraud on cardholders’ accounts, which includes transaction monitoring, strategy design and analysis, fraud loss reporting, customer fraud claim resolution, and document retention to comply with applicable laws and regulations.
• Create and monitor alerts, develop strategies, and perform other necessary functions in order to detect, mitigate, and prevent card and deposit fraud on our accounts.

	Process and investigate 99% of fraud claims to ensure appropriate customer resolution within 90 days in accordance to applicable Regulatory timeframes.	M	Amended

Third Addendum to Appendix A of Third Amended
and Restated Service Agreement, as Amended
Comenity Bank/Comenity Servicing LLC

Service	Performance Standard	Measuring Period	Amended/ Added
Vendor Management Services:
• Complete Vendor Engagement due diligence reviews and assign risk tiering.
• Timely and accurately completion of all scorecard metric entry and reporting.
• Complete annual reviews and oversight of all vendor engagements as required by policy and procedures.
• Report critical and material vendor incidents as defined by policy and procedures.
• Support all regulatory exams and provide documentation as requested by the Banks.
General Global Sourcing/VRM Requests: Respond to general inquiries within two business days.	M	Amended
Notify VRM of any material vendor incidents as defined in the Global Sourcing and Vendor Management procedures once known, within 2 business days.	M	Amended
No less than 90% of the Quarterly and Annual Business Reviews will be completed within 30 days of the timeframes established in the Supplier Relationship Management Procedures (effective 6/1/21)	Q	Amended
Regulatory Requests: Fulfill all regulatory requests within two business day unless otherwise agreed.	M	Amended

2.	Deletions. Set forth below are Performance Standards which shall be deleted from Appendix A to the Agreement.
Service	Performance Standard	Measuring Period	Deleted
Vendor Management Services:
• Complete Vendor Engagement due diligence reviews and assign risk tiering.
• Timely and accurately completion of all scorecard metric entry and reporting.
• Complete annual reviews and oversight of all vendor engagements as required by policy and procedures.
• Report critical and material vendor incidents as defined by policy and procedures.
• Support all regulatory exams and provide documentation as requested by the Banks.
	Report monthly metrics by the 10th of each month for previous months’ performance.	M	Deleted
Scorecard Data Entry:
Accurate and timely data input into reporting tool by the last day of the month for previous months results. For the 3rd month of the quarter, the results will be input by the 25th for previous month results.
		M	Deleted

4
Third Addendum to Appendix A of Third Amended
and Restated Service Agreement, as Amended
Comenity Bank/Comenity Servicing LLC